UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2023

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RSU Grants

On March 31, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of iBio, Inc. (the “Company”) approved a special equity award program pursuant to which it awarded to its employees an aggregate of 225,000 restricted stock units (RSUs) under the Company’s 2020 Omnibus Equity Incentive Plan, as amended (the “Plan”), which awards included a grant of 50,000 and 37,500 restricted stock units to each of Martin Brenner, the Company’s Interim Chief Executive Officer and Chief Scientific Officer, and Felipe Duran, the Company’s Interim, Chief Financial Officer, respectively, vesting quarterly over 12 months commencing April 1, 2023.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: April 3, 2023	By:	/s/ Marc A. Banjak
		Name:	Marc A. Banjak
		Title:	General Counsel and Corporate Secretary